UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

January 11, 2019

Date of Report (Date of Earliest event reported)

SHARING SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55997	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Coit Road, Suite 100, Plano, Texas 75075
(Address of principal executive offices)

Registrant’s telephone number, including area code:	469-304-9400

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 11, 2019, Sharing Services, Inc., a Nevada corporation (the “Company”), held a Special Meeting of stockholders for the purpose of voting on a proposal, which was approved by the Company’s Board of Directors, to amend the Company’s Articles of Incorporation. The sole purpose of the proposed amendment, which was ratified by the stockholders at the Special Meeting, is to change the name of the Company to Sharing Services Global Corporation. The Company believes this corporate name more closely reflects the Company’s strategic intent to grow its business both inside and outside the United States. No other matters came to a vote of the stockholders.

The Company is in the process of filing an amendment to its Article of Incorporation with the relevant state authorities to effect this change.

The following table shows the vote tabulation for each matter voted upon by the stockholders entitled to vote at the Special Meeting and includes all votes cast by holders of the Company’s Common Stock – Class A, Common Stock – Class B, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock:

Matter	Votes Cast For	Votes Cast Against/Withheld	Abstentions	Broker Non- votes
Ratification of Amendment to the Articles of Incorporation to Change the Name of the Company.	10,119,576,547	8,500	-0-	-0-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2019	SHARING SERVICES, INC.

	By:	/s/ John Thatch
	Name:	John Thatch
	Title:	President, Chief Executive Officer and Director

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